UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2021

LiveRamp Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38669	83-1269307
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Bush Street, Seventeenth Floor San Francisco, CA	94104
(Address of Principal Executive Offices)	(Zip Code)

(866) 352-3267

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.10 Par Value	RAMP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

On July 16, 2020, LiveRamp France, a French company (“LR France”) and wholly-owned indirect subsidiary of LiveRamp Holdings, Inc. (the “Company”), acquired all of the outstanding shares of Acuity Data, a French company (“Acuity”), pursuant to that certain Share Purchase Agreement dated as of July 6, 2020 (the “Purchase Agreement”), by and among the former shareholders of Acuity (the “Acuity Shareholders”), LR France and the Company, as guarantor. Pursuant to the terms of the Purchase Agreement, in addition to approximately $2.9 million in cash paid at closing, the Acuity Shareholders may receive additional consideration payable in the form of the Company’s common stock of up to $5.1 million (the “Earn-Out Amount”), which may become payable based on the satisfaction of conditions and criteria related to the performance of the Acuity business for each of the three consecutive annual performance periods ending on the first, second and third anniversaries of the closing date of the transaction (each, an “Earn-Out Period”) and continued employment with the Company of Acuity Shareholders previously employed by Acuity. The Earn-Out Amount payable in connection with an applicable Earn-Out Period will be divided equally and distributed among three separate groups of former Acuity Shareholders, in each case constituting one of Acuity’s founders and their family members and/or an affiliated entity. The Earn-Out Amount is payable, if and when due, thirty (30) business days following the end of the respective Earn-Out Period. The number of shares of the Company’s common stock payable to the Acuity Shareholders will be calculated based on the thirty (30) day trailing volume weighted average price ending on the third business day preceding the last day of the applicable Earn-Out Period, subject to a floor on the share price of the Company’s common stock.

On August 9, 2021, the Company issued 37,646 shares of common stock of the Company in the aggregate to the Acuity Shareholders pursuant to a distribution under the Purchase Agreement (the “Restricted Shares”). The Restricted Shares were issued pursuant to exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”) and/or Regulation S under the Securities Act.

Item 8.01	Other Information.

Effective July 16, 2020, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Acuity Stockholders. Under the Registration Rights Agreement, the Company has agreed to register the shares issued in settlement of the Earn-Out Amount under the Securities Act on behalf of the Acuity Stockholders. Pursuant to the Registration Rights Agreement, the Company filed a Registration Statement on Form S-3 (File No. 333-258563), including a base prospectus, with the Securities and Exchange Commission that was effective August 6, 2021 (as amended, the “Registration Statement”). The Company is presently filing a prospectus supplement to include a subsequent resale by the Acuity Shareholders of the Restricted Shares in the Registration Statement. In connection with such registration, the Company attaches Exhibits 5.1 and 23.1 hereto, which shall be incorporated by reference into the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Jerry C. Jones, Chief Ethics and Legal Officer & Executive Vice President

23.1	Consent of Jerry C. Jones, Chief Ethics and Legal Officer & Executive Vice President (included in Exhibit 5.1)

104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVERAMP HOLDINGS, INC.

By:	/s/ Jerry C. Jones
Jerry C. Jones Chief Ethics and Legal Officer & Executive Vice President

Date: August 9, 2021